EXHIBIT 10.08
THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS SECURITY CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY IS REGISTERED UNDER THE ACT OR THE COMPANY IS FURNISHED WITH AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF THE DATE HEREOF AMONG THE BORROWERS, VICIS CAPITAL MASTER FUND, AND CHATHAM CREDIT MANAGEMENT III, LLC TO THE SENIOR INDEBTEDNESS (AS SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
SUBORDINATED PROMISSORY NOTE

U.S. $1,500,000.00	September 23, 2008
Tampa, FL
     FOR VALUE RECEIVED, Brookside Technology Holdings Corp. (“Borrower”) hereby unconditionally promises to pay to the order of Vicis Capital Master Fund (the “Holder”) the principal sum of One Million Five Hundred Thousand and No/100 DOLLARS ($1,500,000.00) in lawful money of the United States of America and in immediately available funds on the later of (i) April 15, 2010; or (ii) fifteen (15) days after the Borrower delivers a copy of its audit report for the fiscal year ended 2009 to Chatham Credit Management III, LLC (the “Maturity Date”) plus interest as described herein. This Note has been executed and delivered pursuant to the Securities Purchase and Conversion Agreement dated as of September 23, 2008 (the “Purchase Agreement”) by and among the Borrower and Holder. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
     1) Interest. The unpaid principal evidenced by this Note shall bear interest at a rate per annum equal to 10%. Interest shall accrue from the date hereof on the unpaid portion of the principal amount from time to time outstanding and shall be due and payable on the Maturity Date. Interest on amounts evidenced by this Note shall be computed on the basis of a 360-day year of twelve 30-day months and paid for actual days elapsed.
     2) Default. Events of Default. The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default” and, collectively, “Events of Default”):

          a) if the Borrower shall default in the payment of principal or interest when the same shall become due and payable; and in each case such default shall have continued without cure for ten (10) days after written notice (a “Default Notice”) is given to the Borrower of such default;
          b) the Borrower’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply for any reason or its intention not to comply with proper requests for issuance of, or its failure to timely deliver, Conversion Shares upon conversion of Acquired Shares;
          c) if the Borrower shall default in the performance of any covenant contained in the Purchase Agreement or Transaction Documents and such default; (i) shall not have been remedied to the satisfaction of the Holder within thirty-five (35) days after a Default Notice shall have been given to the Borrower; or (ii) shall have materially adversely affected the Holder regardless of any action taken by the Borrower to cure such default;
          d) if any of the Borrower or its subsidiaries shall default in the observance or performance of any term or provision of a material agreement to which it is a party or by which it is bound, which default will have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;
          e) if any representation or warranty made in the Purchase Agreement, any Transaction Document or in or any certificate delivered by the Borrower or its subsidiaries pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;
          f) the Borrower shall (i) default in any payment of any amount or amounts of principal of or interest on any Indebtedness and the aggregate principal amount of which Indebtedness is in excess of $250,000 or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;
          g) if a final judgment which, either alone or together with other outstanding final judgments against the Borrower and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against the Borrower or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof;
          h) the Borrower or any of its subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;
          i) a proceeding or case shall be commenced in respect of the Borrower or any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or
          j) failure by Borrower to deliver a copy of its audit report for the fiscal year ended 2009 to Chatham Credit Management III, LLC by March 31, 2010.
     3) Remedies.
          a) Upon the occurrence and continuance of an Event of Default, the Holder may at any time at its option, by written notice or notices to the Borrower, immediately declare all amounts then remaining unpaid on this Note to be immediately due and payable.
          b) After an Event of Default and acceleration of the Maturity Date by the Holder, the interest rate set forth in Section 1 hereof shall be adjusted to a rate of eighteen percent (18%) per annum, subject to the limitations of applicable law
          c) The Holder, by written notice or notices to the Borrower, may in its own discretion waive an Event of Default and its consequences and rescind or annul such declaration; provided that, no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.
          d) In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Transaction Document or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.
          e) Any remedy conferred by this Section shall not be exclusive of any other remedy provided by any Transaction Document or now or hereafter available at law, in equity, by statute or otherwise.

          f) The Borrower understands that a failure to deliver the audit report by March 31, 2010 as required by Section 2(j) hereof will result in economic loss to the Holder, which loss will be difficult to quantify. Therefore, the Borrower agrees that after an Event of Default specified in Section 2(j) hereof, the Borrower shall pay to Holder a cash amount, as liquidated damages and not as a penalty, equal to two percent (2.0%) of the principal amount outstanding under this Note for each calendar month or portion thereof from January 1, 2010 until the date all amounts owning under this Note are paid in full.
     4) Prepayment. Borrower may prepay all or part of the indebtedness evidenced by this Note at any time without penalty. Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due and shall not impair the right of Holder to pursue all remedies available to it hereunder.
     5) Successors and Assigns. Any reference to the Holder hereof shall be deemed to include the successors and assigns of such Holder, and all covenants, promises, and agreements by or on behalf of the Borrower that are contained in this Note shall bind and inure to the benefit of the successors and assigns of such Holder and to any future holders of this Note, whether or not such persons expressly become parties hereto or thereto.
     6) Waivers. The Borrower and all other persons or entities now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby (a) expressly and irrevocably waive notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor; (b) agree that the Holder, in order to enforce payment of this Note, shall not be required first to institute any suit or to exhaust any of its remedies against the undersigned or any person or party to become liable hereunder; and (c) expressly and irrevocably waive the right to interpose counterclaims or set-offs of any kind and description in any litigation arising hereunder.
     7) Controlling Law. This Note and all matters related hereto shall be governed, construed and interpreted strictly in accordance with the laws of the State of Florida, without regard to its principles of conflicts of law.
     8) TIME IS OF THE ESSENCE OF THIS NOTE.
     9) Modifications; Waivers. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. This Note may not be changed orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     10) WAIVER OF JURY TRIAL. BORROWER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSSCLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF HOLDER OR HOLDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO LOAN FUNDS IN THE AMOUNT OF THE PRINCIPAL AMOUNT TO BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.
     11) Transfer. This Note may be transferred or sold, or pledged, hypothecated or otherwise granted as security by the Holder.
     12) Collection Costs. Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys’ fees and other collection charges and expenses incurred or sustained by the Holder.
     13) Rights Not Exclusive. No right conferred by this Note or by any Transaction Document upon the Holder shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.
     14) Issue Taxes. The Borrower shall pay any and all issue, stamp, documentary and other taxes, excluding federal, state or local income taxes, that may be payable in respect of the issuance or delivery of this Note, or that may be required to be paid in order to enforce the Borrower’s obligations under this Note.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and its seal affixed on the day and year first above written.

Brookside Technology Holdings Corp.

By:

Name: Michael Nole
Title: Chief Executive Officer